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Exhibit 5.5

CONSENT OF EXPERT

        The undersigned, on his own behalf and on behalf of CJM Consulting, South Africa, (Pty) Ltd., hereby consents to the references to, the information derived from, and where applicable, the incorporation by reference of, the reports titled (i) "An Independent Technical Report on the Maseve Project (WBJV Project areas 1 and 1A) located on the Western Limb of the Bushveld Igneous Complex, South Africa", dated August 28, 2015, (ii) "Technical Report on Project 3 Resource Cut Estimation of the Western Bushveld Joint Venture (WBJV) Located on the Western Limb of the Bushveld Igneous Complex, South Africa" dated August 31, 2010, and (iii) "Mineral Resource Update on the Waterberg Project Located in the Bushveld Igneous Complex, South Africa" dated April 29, 2016, as well as to the references, as applicable, to the undersigned's name and to CJM Consulting, South Africa, (Pty) Ltd. included in or incorporated by reference in the Registration Statement on Form F-10 being filed by Platinum Group Metals Ltd., dated October 5, 2016, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended.

/s/ CHARLES MULLER Charles Muller CJM Consulting, South Africa, (Pty) Ltd. Date: October 14, 2016

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  Exhibit 5.5
CONSENT OF EXPERT